Exhibit 99.1
Unaudited net sales by product lines (in thousands)

	Year ended July 31,					Year ended July 31,
	2004					2005
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

North American Retail
Culinary	$51,799	$40,461	$24,269	$25,434	$141,963	$56,375	$45,339	$31,127	$31,342	$164,183
Snack	1,744	1,656	1,196	2,509	7,105	4,045	5,629	4,537	7,348	21,559
Inshell	26,077	13,195	(1,444)	555	38,383	28,695	13,020	(265)	1,330	42,780

Total North American Retail	79,620	55,312	24,021	28,498	187,451	89,115	63,988	35,399	40,020	228,522

North American Ingredient	19,775	13,502	17,440	20,274	70,991	29,080	25,183	21,436	31,330	107,029
International	41,788	20,774	13,697	20,053	96,312	53,701	22,231	21,483	25,099	122,514
Other	1,053	1,244	1,267	1,365	4,929	862	1,086	1,315	1,220	4,483

Total	$142,236	$90,832	$56,425	$70,190	$359,683	$172,758	$112,488	$79,633	$97,669	$462,548